Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-1 of PetroShare Corp. of our report dated March 10, 2017, relating to the statements of revenues and direct operating expenses of properties acquired by PetroShare Corp. for the years ended December 31, 2015 and 2014.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Hein & Associates LLP
Hein & Associates LLP

Denver, Colorado

May 19, 2017